Exhibit (99c)

Investor Relations Department P.O. Box 31601 Tampa, Florida 33631-3601 Telephone: (813) 871-4404 www.walterind.com

FOR IMMEDIATE RELEASE

WALTER INDUSTRIES FINALIZES SALE
OF FORMER HEADQUARTERS BUILDING

        (Tampa, Florida) December 3, 2003—Walter Industries, Inc. (NYSE: WLT) today announced that it has completed the sale of its former headquarters building in Tampa for $13.3 million.

        Walter Industries vacated the building, located at 1500 North Dale Mabry Highway, in November 2001 to move to its present headquarters at Corporate Center Two at International Plaza in Tampa. The buyer, Tampa-based Morin Development Group, plans to demolish the building and construct a retail center on the site.

        Walter Industries, Inc. is a diversified company with revenues of approximately $1.3 billion, excluding AIMCOR and JW Aluminum. The company is a leader in homebuilding, home financing and water transmission products. Based in Tampa, Florida, the company employs approximately 5,400 people. For more information about Walter Industries, please call Joe Troy, Senior Vice President—Financial Services, at (813) 871-4404 or visit its web site at www.walterind.com.

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